Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas E. Jorden and G. Mark Burford and each of them acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission the Cimarex Energy Co. Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and any and all amendments thereto, with exhibits thereto, and any other documents in connection therewith and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 26th day of February 2020.

/s/ Thomas E. Jorden Thomas E. Jorden, Chairman of the Board, Chief Executive Officer and President	/s/ Joseph R. Albi Joseph R. Albi, Director, Executive Vice President-Operations, Chief Operating Officer
/s/ G. Mark Burford G. Mark Burford, Senior Vice President and Chief Financial Officer	/s/ Paul N. Eckley Paul N. Eckley, Director
/s/ Hans Helmerich Hans Helmerich, Director	/s/ Harold R. Logan, Jr. Harold R. Logan, Jr., Director
/s/ Kathleen A. Hogenson Kathleen A. Hogenson, Director	/s/ Floyd R. Price Floyd R. Price, Director
/s/ Monroe W. Robertson Monroe W. Robertson, Director	/s/ Lisa A. Stewart Lisa A. Stewart, Director
/s/ Frances M. Vallejo Frances M. Vallejo, Director